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                     INDEPENDENT AUDITORS' CONSENT

We consent to the use in Form 10-KSB of Asia Media Communications, Ltd. (Commission file Number 0-23462) of our report dated March 20, 1996.

ALBRIGHT, PERSING & ASSOCIATES, LTD.
Reno, Nevada





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